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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2004

STONE CONTAINER CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3439 (Commission File Number)	36-2041256 (I.R.S. Employer Identification No.)
	150 North Michigan Avenue Chicago, Illinois (Address of principal executive offices)	60601 (Zip Code)

(312) 346-6600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5.    Other Events.

        Pursuant to Rule 135c under the Securities Act, Stone Container Corporation, a wholly-owned subsidiary of Smurfit-Stone Container Corporation, issued a press release on July 14, 2004 announcing that it, through its wholly-owned subsidiary, Stone Container Finance Company of Canada II, is pursuing the issuance of $200 million of senior notes. For information regarding the transaction, reference is made to the press release dated July 14, 2004, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

  (a)
  None.

  (b)
  None.

  (c)
  Exhibits:

99.1	Press Release dated July 14, 2004.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE CONTAINER CORPORATION
Dated: July 14, 2004	By:	/s/ CRAIG A. HUNT
	Name:	Craig A. Hunt
	Title:	Vice President, Secretary and General Counsel

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Exhibit Index

Exhibit No.	Description
99.1	Press Release dated July 14, 2004.

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index